NET-FORCE SYSTEMS INC.



 ORGANISATIONAL MEETING OF NET FORCE ENTERTAINMENT INC. HELD AT THE REGISTERED
               OFFICE ON THE 13TH DAY OF AUGUST 1999 AT 11:30 A.M
               --------------------------------------------------

Present:     Asdak Inc by its Director Alice Roberts
             Clovis Grant as Secretary

Alice Roberts called the meeting to order. Alice Roberts acted as Chairman of the meeting and Clovis Grant acted as Secretary thereof. The persons present declared their waiver of notice of the time and place of the meeting. The Chairman stated that a quorum was reached since the sole initial director was represented.

By-Laws
-------
The Secretary presented to the meeting the Certificate of Incorporation and Good Standing and a print of the Articles of Incorporation and By-laws of the Company as registered with the Executive Director, International Financial Sector Authority on the 5th August 1999. By motion duly made, seconded and carried it was resolved that the By-Laws be approved and adopted in the form presented.

Officers
--------
By motion duly made, seconded and carried it was resolved that the following persons be appointed officers of the company -

             Terry Bowering                     - President
             Douglas Bolen                      - Secretary

Shares
------
By motion duly made, seconded and carried it was resolved that the Board of Directors be authorized to issue the following shares in the company in the format attached:

             Net Force Systems Inc, St John's, Antigua         100 shares

Banking Arrangements
--------------------
By motion duly made, seconded and carried it was resolved that

(1) the Company be authorized to open an account or accounts with Swiss American Bank Ltd, St. John's, Antigua.

(2) the usual banking resolutions required by the Company's bankers for the operation of accounts by the Company be deemed resolutions duly passed by this resolution.

(3) all cheques, bills of exchange and other negotiable instruments shall be signed on behalf of the Company by either Terry Bowering or Douglas Bolen.

     There being no further business the meeting ended at 11:45 a.m.


     /s/ "Alice Roberts"                  /s/ "Clovis Grant"
     --------------------------           ----------------------------
     Alice Roberts                        Clovis Grant
     Chairman of Meeting                  Secretary of Meeting



Registration Statement                                                  Page 81

                             NET-FORCE SYSTEMS INC.


                               ANTIGUA AND BARBUDA
              The International Business Corporations Act, Cap 222
                           A Company Limited By Shares

                            ARTICLES OF INCORPORATION
                                       OF
                          NET FORCE ENTERTAINMENT INC.
                          ----------------------------

                                    ARTICLE I
                                      NAME
                                      ----
     The name of the Company is NET FORCE ENTERTAINMENT INC.

                                   ARTICLE II
                           REGISTERED OFFICE AND AGENT
                           ---------------------------
     The registered agent of the Company shall be Caribbean Management & Trust Company Limited situate at 60 Nevis Street in the city of Saint John, Antigua, which office shall also Be the registered office of the Company.

                                   ARTICLE III
                                     CAPITAL
                                     -------
     The authorized capital of the Company is US$ 100,000.00 divided into 100,000,000 common Shares of US$0.01 each. The Company shall have the power to increase or reduce said Capital, and to issue any part of it's capital, original on increased, with or without any Preference, priority, or special privilege, or subject to any postponement of rights, or to any Conditions or restrictions; and so that, unless the conditions of issue shall otherwise Expressly declare, every issue of shares, whether declared to be preference or otherwise, Shall be subject to the power herein contained.

                                   ARTICLE IV
                               BOARD OF DIRECTORS
                               ------------------
     The Powers of the Company shall be exercised by the Board of Directors of the Company. The company shall have a minimum of one and a maximum of four directors.

                                    ARTICLE V
                                CORPORATE PURPOSE
                                -----------------

     The object for which the Company is established are:-

(a) To engage only in any International betting, gaming, sportsbetting and bookmaking Permitted by the laws of Antigua and Barbuda and to accept wagers on sporting Events taking place in the Caricom region from residents of countries outside the Caricom region.

(b) To acquire and with any property, real or personal, to erect any buildings, and do All acts and things, which in the opinion of the Company or the directors, may be Conveniently or profitably, or usefully, acquired and dealt with, carried on, erected Or done by the Company in connection with the property.

(c) To generally have and exercise all powers, rights and privileges necessary and incident to carry out properly the objects herein mentioned.

(d) With the exception of betting, gaming, sportsbetting, and bookmaking, the company Shall not engage in International Banking, Trust, or Insurance or any activity which requires a Licence under the International Business Corporations Act


Registration Statement                                                  Page 82

                             NET-FORCE SYSTEMS INC.


                                   ARTICLE VI
                                    EXISTENCE
                                    ---------
     The Company shall have perpetual existence unless sooner dissolved in accordance with the Laws of Antigua and Barbuda. The date on which corporate existence shall begin in the date On which these Articles of Incorporation are filed with the Director of International Business Corporations of Antigua and Barbuda.

                                   ARTICLE VII
                            LIBIALITY OF SHAREHOLDERS
                            -------------------------
     The liability of a shareholder is limited to the amount, if any unpaid on the shares held or subscribed to by such shareholder.

                                  ARTICLE VIII
                                   INDEMNITIES
                                   -----------
     The Company shall indemnify any and all of its Directors, Officers, employees or agents or Former Directors, officers, employees or agents or any person or persons who may have Served at its request as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise in which it owns capital stock or of which it is a creditor, to the full extent permitted by law; and such indemnity shall include, but not be limited to, the expense, including the cost of any judgements, fines, settlements and counsel's fees, actually and necessarily paid or incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, and any appeals thereof, to which any such person or his legal representative may be made a party or may be threatened to be made a party by reason of his being or having been a Director, officer, employee or agent as herein provided. The foregoing right of indemnity shall not be exclusive of any other rights to which any Directors, officer, employee or agent may be entitled as a matter of law or which may be lawfully granted.

                                   ARTICLE IX
                              CHARTER CONTINUATION
                              --------------------
     The Company is authorized to transfer its charter to any jurisdiction which permits Continuation of a foreign corporation.

                                    ARTICLE X
                                   SECURITIES
                                   ----------
     No securities of the Company will be distributed to the public in Antigua and Barbuda.

                                   ARTICLE XI
                                  INCORPORATORS
                                  -------------

     The name and address of the Company's incorporators are;-

     CLARE K. ROBERTS, Attorney-at-law, 60 Nevis Street, St.John's, Anitgua

     CLOVIS GRANT, Attorney's Clerk, 60 Nevis Street, St. John's Antigua.

     Dated this "5th" day of "August", 1999 at St. John's Antigua.

     /s/ "Clare K. Roberts"                /s/ "Clovis Grant"
     -----------------------------         -----------------------------
     Clare K. Roberts                       Clovis Grant
     Attorney-at-Law                        Attorney's Clerk



Registration Statement                                                  Page 83